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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors," "Financial Statements" and "General Information" and to the use of our report dated October 14, 1996, in this Post-Effective Amendment No. 1 (Form N-1A No. 33-97598/811-9102) of WEBS Index Fund, Inc., formerly Foreign Fund, Inc.


                                      /s/ Ernst & Young LLP
                                      ERNST & YOUNG LLP

New York, New York
October 28, 1996